Exhibit 10.2

GRAY TELEVISION, INC.

2007 LONG TERM INCENTIVE PLAN

RESTRICTED STOCK AGREEMENT

THIS AGREEMENT, entered into, effective as of the Grant Date, by and between the Participant and Gray Television, Inc. (the “Company”).

WHEREAS, the Company maintains the Gray Television, Inc. 2007 Long Term Incentive Plan (the “Plan”), which is incorporated into and forms a part of this Agreement, and the Participant has been selected by the committee administering the Plan (the “Committee”) to receive an Award of Restricted Stock (“Restricted Stock Award”) under the Plan;

NOW, THEREFORE, IT IS AGREED, by and between the Company and the Participant, as follows:

1.	Terms of Award. The following terms shall govern the Restricted Stock Award:

(a)	The “Participant” is [ ]

(b)	The “Grant Date” is [ ].

(c)	The number of shares of Restricted Stock awarded under this Agreement shall be [ ] ([ ]) shares. Shares of “Restricted Stock” are shares of Stock (as defined in the Plan) granted under this Agreement and are subject to the terms of this Agreement and the Plan.

(d)	The “Period of Restriction” is the period beginning on the Grant Date and ending on the applicable Vesting Date (as defined below).

(e)	The Vesting Date is the date the Period of Restriction will end and the shares of Restricted Stock will be owned free and clear of any restrictions by the Participant except as otherwise provided in Section 4(b). The shares of Restricted Stock shall vest on the applicable Vesting Date as set forth on the following schedule provided the Participant’s Date of Termination has not occurred on or before such Vesting Date.

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(f)	Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered during the Period of Restriction. Except as otherwise provided in Section 4, if the Participant’s Date of Termination occurs prior to the end of the Period of Restriction, the Participant shall forfeit the Restricted Stock as of the Participant’s Date of Termination.

(g)	If the Participant is a Reporting Person (as defined in the Plan), the Participant shall be subject to any additional restrictions imposed on Reporting Persons under the provisions of the Plan.

2.	Dividends and Voting Rights. The Participant shall be entitled to receive all dividends on shares of Restricted Stock that become payable during the Period of Restriction; provided, however, that no dividends shall be payable to or for the benefit of the Participant with respect to record dates occurring prior to the Grant Date, or with respect to record dates occurring on or after the date, if any, on which the Participant has forfeited the Restricted Stock. The Participant shall be entitled to vote the shares of Restricted Stock during the Period of Restriction provided, however, that the Participant shall not be entitled to vote the shares with respect to record dates for such voting rights arising prior to the Grant Date, or with respect to record dates occurring on or after the date, if any, on which the Participant has forfeited the Restricted Stock.

3.	Holding of Restricted Stock. Each certificate issued in respect of shares of Restricted Stock granted under this Agreement shall be delivered and held by the Participant subject to the transfer restrictions, forfeiture provisions and other terms and conditions contained in this Agreement and the Plan. Each such certificate shall contain a legend reflecting that the shares are subject to the restrictions and other terms and conditions provided for in this Agreement and Plan. Each such certificate shall be returned to the Company immediately upon forfeiture of the shares of Restricted Stock.

4.	Accelerated Vesting and Forfeiture of Shares. Subject to the provision of Section 4(b) of this Agreement and provided the Restricted Stock has not been otherwise forfeited under another provision of this Agreement:

(a)	The Participant shall become vested in the shares of Restricted Stock, and become owner of the shares free of all restrictions otherwise imposed by this Agreement, prior to the Vesting Date set forth in Section 1 as follows:

(i)	The Participant shall become fully vested in the shares of Restricted Stock as of the date of a Change in Control (as defined in the Plan), if the Change in Control occurs prior to the Vesting Date of the Restricted Stock, and the Participant’s Date of Termination does not occur before the Change in Control date.

(ii)	The Participant shall become fully vested in the shares of Restricted Stock as of the Participant’s Date of Termination if as of such Date of Termination the Participant has a Disability.

(iii)	The Participant shall become fully vested in the shares of Restricted Stock as of the Participant’s Date of Termination if the Date of Termination occurs because of the Participant’s death.

(b)	Notwithstanding any other provision of the Plan or this Agreement, the Company shall have no liability to deliver any shares of Restricted Stock under the Plan or this Agreement or make any other distributions of benefits under this Agreement or the Plan unless delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.

5.	Definitions. For purposes of this Agreement, the terms used in this Agreement shall be subject to the following:

(a)	Date of Termination. The Participant’s “Date of Termination” shall be the first day occurring on or after the Grant Date on which the Participant is no longer an employee of the Company or any Subsidiary (as defined in the Plan).

(b)	Disability. Except as otherwise provided by the Committee, the Participant shall be considered to have a “Disability” if the Participant is deemed to have a “permanent and total disability,” as defined in Section 22(e)(3) of the Code (as defined in the Plan), as determined by the Committee in good faith, upon receipt of and in reliance on sufficient competent medical advice.

6.	Heirs and Successors. This Agreement shall be binding upon, and inure to the benefit of, the Company and its successors and assigns, and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company’s assets and business. If any rights by the Participant or benefits deliverable to the Participant under this Agreement have not been delivered, respectively, at the time of the Participant’s death, such benefits shall be delivered to the Designated Beneficiary, in accordance with the provisions of this Agreement and the Plan. The “Designated Beneficiary” shall be the beneficiary or beneficiaries designated by the Participant in a writing filed with the Committee in such form and at such time as the Committee shall require. If a deceased Participant fails to designate a beneficiary, or if the Designated Beneficiary does not survive the Participant, any benefits distributable to the Participant shall be distributed to the legal representative of the estate of the Participant. If a deceased Participant designates a beneficiary but the Designated Beneficiary dies before the complete distribution of benefits to the Designated Beneficiary under this Agreement, then any benefits distributable to the Designated Beneficiary shall be distributed to the legal representative of the estate of the Designated Beneficiary.

7.	Administration. The authority to manage and control the operation and administration of this Agreement shall be vested in the Committee, and the Committee shall have all powers with respect to this Agreement as it has with respect to the Plan. Any interpretation of the Agreement by the Committee and any decision made by it with respect to the Agreement are final and binding on all persons.

8.	Plan Governs. Notwithstanding anything in this Agreement to the contrary, the terms of this Agreement shall be subject to the terms of the Plan, a copy of which may be obtained by the Participant from the office of the Secretary of the Company; and this Agreement is subject to all interpretations, amendments, rules and regulations promulgated by the Committee from time to time pursuant to the Plan.

9.	Amendment. This Agreement may be amended by written Agreement of the Participant and the Company, without the consent of any other person.

10.	Covenants and Representations of the Participant. The Participant represents, warrants, covenants and agrees with the Company as follows:

(a)	The Participant represents that he is acquiring the shares of Restricted Stock solely for his own account, for investment, and not with a view to or for the resale, distribution, subdivision or fractionalization thereof;

(b)	The Participant is not acquiring the Restricted Stock based upon any representation, oral or written, by any person with respect to the future value of, or income from, the shares of Restricted Stock, but rather upon an independent examination and judgment as to the prospects of the Company;

(c)	The Participant has received a copy of the Plan and has had complete access to and the opportunity to review and make copies of all material documents related to the business of the Company; the Participant has examined all of these documents as he/she wished, is familiar with the business and affairs of the Company;

(d)	The Participant has had the opportunity to ask questions of and receive answers from the Company and any person acting on its behalf and to obtain all information available with respect to the Plan, the Company and its affairs, and has received all information and data with respect to the Plan and the Company that he/she has requested and which he/she has deemed relevant in connection with his/her receipt of the shares of Restricted Stock; and

(e)	The agreements, representations, warranties, and covenants made by the Participant herein with respect to the Restricted Stock Award shall also extend to and apply to all of the shares of the Company issued to the Participant from time to time pursuant to this Restricted Stock Award. Acceptance by the Participant of the certificate(s) representing shares of Restricted Stock shall constitute a confirmation by the Participant that all such agreements, representations, warranties and covenants made herein shall be true and correct at that time.

11.	Severability. In the event that any one or more of the provisions or portion thereof contained in the Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of this Agreement and this Agreement shall be construed as if the invalid, illegal or unenforceable provision or portion thereof had never been contained herein.

12.	Notice. Any notice which either party hereto may be required or permitted to give to the other shall be in writing, and may be delivered personally or by mail, postage prepaid, addressed as follows: to the President of the Company, or the Company (attention of the President), at 4370 Peachtree Road, NE, Atlanta, Georgia 30319, or at any other address as the Company, by notice to the Participant, may designate in writing from time to time; to the Participant, at the Participant’s address as shown on the records of the Company, or at any other address as the Participant, by notice to the Company, may designate in writing from time to time.

13.	Entire Agreement. Subject to the terms and conditions of the Plan, which is incorporated herein by reference, this Agreement expresses the entire understanding and agreement of the parties hereto. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

This Agreement shall be governed, construed and enforced in all respects in accordance with the laws of the State of Georgia.

IN WITNESS WHEREOF, the Participant has executed this Agreement, and the Company has caused these presents to be executed in its name and on its behalf, all as of the Grant Date.

PARTICIPANT

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GRAY TELEVISION, INC.

By:
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Its:	[ ]

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